UNDERWRITING AGREEMENT

between

Zheng Hui Industry Corporation,

its Operating Entities listed on Annex 1 hereto,

and

RODMAN & RENSHAW, LLC

and

NEWBRIDGE SECURITIES CORPORATION

as Representatives

ZHENG HUI INDUSTRY CORPORATION

UNDERWRITING AGREEMENT

New York, New York
___________ __, 2011

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Newbridge Securities Corporation
1451 West Cypress Creek Road
Ft. Lauderdale, FL 33309

Ladies and Gentlemen:

The undersigned, Zheng Hui Industry Corporation, a company formed under the laws of the State of Nevada (the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC and Newbridge Securities Corporation (hereinafter referred to as “you” (including its correlatives) or the “Representatives”) and with the other underwriters named on Schedule 1 hereto for which the Representatives are acting as representatives (the Representatives and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1          Firm Securities.

1.1.1.      Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of _____________ shares of common stock (the “Firm Shares”), par value $0.001 per share (the “Shares”).

(ii)           The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of [___] per Share (seven percent 7% of the per Share offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof). In addition, as set forth more fully in Section 3.10 below, the Company shall pay the Representatives a corporate finance fee equal to one percent (1.00%) of the gross proceeds of the Offering, or $____ per Firm Share. Such corporate finance fee shall be paid to the Representatives to cover their internal expenses in connection with the Offering.

1.1.2.      Shares Payment and Delivery.

(i)           Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.2 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of Pillsbury Winthrop Shaw Pittman LLP counsel to the Underwriters (“Pillsbury”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representatives and the Company. The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.” The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)          Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representatives for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2          Over-allotment Option.

1.2.1.      Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted, an option to purchase up to [_______] Shares representing fifteen percent (15%) of the Firm Shares sold in the offering from the Company (the “Over-allotment Option”). Such additional [                       ] Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2.      Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of Pillsbury or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3.      Payment and Delivery.  Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[         ] per Option Share, [____ % of the per Option Share offering price], payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representatives for applicable Option Shares.

1.3          Representatives’ Warrants.  The Company issued and sold to the Representatives (and/or their respective designees) on the Effective Date the warrants (the "Representatives’ Warrants") for the purchase of an aggregate of [________] Shares [[___]% of the Firm Shares] for an initial exercise price of $[__________] per Share, which is equal to one hundred sixty-five percent (165%) of the public offering price per Share. The Representatives’ Warrants shall be exercisable, in whole or in part, commencing on the Effective Date and expiring on the five-year anniversary of the Effective Date. The Representatives’ Warrants and the Shares issuable upon exercise thereof are hereinafter referred to collectively as the “Representatives’ Securities”). The Representatives understand and agree that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representatives’ Warrants and the underlying Shares during the six (6) months after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representatives’ Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of six (6) months following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of a Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions (the “Representatives’ Lock-Up”). The Representatives will enforce the Representatives’ Lock-Up and issue stop-transfer instructions to the Transfer Agent (as defined below) for the Representatives’ Securities with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Representatives’ Lock-Up.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1          Filing of Registration Statement.

2.1.1.      Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-168073), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.”   The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Regulations, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b) of the Regulations, the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Regulations), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [___ am/pm on _________________, 20__], on the Effective Date or such other time as agreed to by the Company and the Representatives.

2.1.2.      Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-[_________]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.1.3.      Registration under the Exchange Act and Stock Exchange Listing.  The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ Capital Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from NASADAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement and Prospectus.

2.2         No Stop Orders, etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1.      10b-5 Representation.  At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii)          Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the first paragraph under the heading “Pricing of Securities,” (the “Underwriters’ Information”).

(iii)         Neither: (a) any Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “Time of Sale Disclosure Package”), nor (b) any individual Issuer Limited-Use Free Writing Prospectus(es) (as defined below), when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale, any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with Underwriters’ Information furnished to the Company by the Representatives specifically for use therein.

(iv)         Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus relating to the Securities or included, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representatives so that any use of such Issuer Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with Underwriters’ Information furnished to the Company by the Representatives specifically for use therein.

(v)          As used herein, the terms set forth below shall have the following meanings:

(a)           “Time of Sale” means __:00 [P.M./A.M.] (Eastern Time) on the date hereof.

(b)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Public Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Public Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(c)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 2 to this Agreement.

(d)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.  The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(e)           “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B of the Regulations shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) of the Regulations.

2.3.2.      Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, including, without limitation, this Agreement, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as described in the Registration Statement, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in material default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3.      Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.3.4.      Regulations.  The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.4          Changes After Dates in Registration Statement.

2.4.1.      No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Disclosure Package, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2.      Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Time of Sale Disclosure Package, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5          Independent Accountants.  To the knowledge of the Company, EFP Rotenberg, LLP (“EFP Rotenberg”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.  EFP Rotenberg has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6          Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) neither the Company nor any of its operating entities listed on Annex 1 hereto (each an “Operating Entity” and together the “Operating Entities”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Operating Entities or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt. Since the date of the latest balance sheet presented in the Registration Statement, and the Time of Sale Disclosure Package, neither the Company nor any Operating Entity has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Operating Entities taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

2.7          Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Based on the assumptions stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no outstanding options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or any security convertible into Shares of the Company, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

2.8          Valid Issuance of Securities, etc.

2.8.1.      Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The offers and sales of the outstanding Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.8.2.      Securities Sold Pursuant to this Agreement.  The Public Securities and Representatives’ Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and Representatives’ Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Public Securities and Representatives’ Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.  When paid for and issued in accordance with the Representatives’ Warrants, the underlying Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representatives’ Warrants has been duly and validly taken.

2.9          Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10        Validity and Binding Effect of Agreements.  This Agreement and the Representatives’ Warrants have been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11        No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Representatives’ Warrants and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”), the bylaws of the Company or the certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents of the Operating Entities; or (iii) violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12        No Defaults; Violations.  Except as disclosed in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or bylaws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13        Corporate Power; Licenses; Consents.

2.13.1.    Conduct of Business.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except where any failures to possess the same, singularly or in the aggregate, would have a material adverse effect. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2.    Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Representatives’ Warrants and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14        D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.15        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on NASDAQ and which (i) is required to be disclosed in the Registration Statement or the Time of Sale Disclosure Package, (ii) if determined adversely to the Company would, individually or in the aggregate, reasonably be expected to result in a material adverse effect or (iii) would, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

2.16        Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Nevada and, in the case of the Operating Entities, their respective jurisdictions of formation, as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17        Transactions Affecting Disclosure to FINRA.

2.17.1.    Finder’s Fees.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2.    Payments Within Twelve Months.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person’s raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than advances to cover expenses of the Representatives, and payment to the Underwriters as provided hereunder in connection with the Offering.

2.17.3.    Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4.    FINRA Affiliation.  To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representatives and Pillsbury if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18       Foreign Corrupt Practices Act.  Neither the Company nor any of the directors , employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19       Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to Pillsbury shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20       Lock-Up Period.

2.20.1.    Each of the Company’s officers, directors and the principal shareholder has agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit A that for a period of twelve (12) months from the Effective Date (the “D&O Lock-Up Period”), and each of the other shareholders of the Company (together with the Company’s officers, directors and the principal shareholder the “Lock-Up Parties” as listed on Schedule 3 hereto) has agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit A that for a period of six (6) months from the Effective Date (the “Other Shareholder Lock-Up Period” and together with the D&O Lock-Up Period, the “Lock-Up Period”), such persons shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the consent of the Representatives. The Representatives may consent to an early release from the Lock-Up Period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representatives the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the Transfer Agent (as defined below) for the Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

2.20.2.    Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by Section 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive such extension.

2.21        Operating Entities.  Annex 1 to this agreement sets forth the list of all Operating Entities. All Operating Entities of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Operating Entity is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.  The Company’s ownership and/or control of each Operating Entity is as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

2.22        Related Party Transactions.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, Time of Sale Disclosure Package or the Prospectus that have not been described as required.

2.23        Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.24        Sarbanes-Oxley Compliance.

2.24.1.    Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2.    Compliance.  The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25        No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26        No Labor Disputes.  No labor dispute with the employees of the Company or any of its Operating Entities exists or, to the knowledge of the Company, is imminent.

2.27        Intellectual Property.  The Company and each of its Operating Entities own or possess or have valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Operating Entities as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its Operating Entities will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  Neither the Company nor any of its Operating Entities has received any notice alleging any such infringement or fee.

2.28        Taxes.  Each of the Company and its Operating Entities has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Operating Entities has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Operating Entity.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Operating Entities, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Operating Entities.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.29        VIE Representations.     (i) Each of the VIE Parties (as defined below) has the legal right, power and authority (corporate or other, as the case may be) to enter into and perform his, her, or its respective obligations under each of the agreements described under “Our History and Corporate Structure” in the Registration Statement and the Time of Sale Disclosure Package relating to the Company’s corporate structure (the “VIE Agreements”) to which he, she, or it is a party, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each such VIE Agreement.  “VIE Parties” means, collectively, the Operating Entities, Junfeng Shan, Yufen Zhang, Yan Wang and Li Qian; and each, a “VIE Party.”  Each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the Registration Statement and the Time of Sale Disclosure Package.  The execution and delivery by the VIE Parties, and the performance by the VIE Parties of their respective obligations under, each of the VIE Agreements to which he, she, or it is a party, and the consummation by the VIE Parties of the transactions contemplated therein (the “Restructuring”) did not, does not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which such VIE Party is a party or by which such VIE Party is bound or to which any of the properties or assets of such VIE Party are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of such VIE Party, as the case may be; or (C) result in any violation of any statute of the People’s Republic of China (“PRC”) or any order, rule or regulation of any PRC governmental agency having jurisdiction over such VIE Party or any of its respective properties, except, in the case of clauses (A) and (C), as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect.

(ii) No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto.  Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement.  There is no legal or governmental proceeding, inquiry or investigation pending against the Company or any VIE Party in any jurisdiction challenging the validity of any of the VIE Agreements and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction.

2.30        The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.  The Company has obtained the written consent to the use of such data from such sources to the extent necessary.

2.31        The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of NASDAQ and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of NASDAQ.  The audit committee has reviewed the adequacy of its charter within the past twelve months.  Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.32        Neither the Company nor the Operating Entities has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.  Except as disclosed in the Registration Statement and the Time of Sale Disclosure Package, neither the Company nor the Operating Entities has sold or issued any Shares or any securities convertible into, exercisable or exchangeable for Shares, or other equity securities, or any rights to acquire any Shares or other equity securities of the Company or any of the Operating Entities, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Time of Sale Disclosure Package.

2.33        No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company.

2.34        The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied.

2.35        No relationship, direct or indirect, exists between or among any of the Company or the Operating Entities, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or the Operating Entities, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement or the Prospectus which is not so described as required.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.  The Company has not, in violation of the Sarbanes-Oxley Act of 2002 directly or indirectly, including through an Operating Entity (other than as permitted for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

2.36        The Company and each Operating Entity owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus.  The Company and the Operating Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such as are described in the Registration Statement and the Time of Sale Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of the Operating Entities.  Any real property and buildings held under lease or sublease by the Company and the Operating Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Operating Entities.  Neither the Company nor any Operating Entity has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Operating Entity.

2.37        No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.38        The disclosures in the Registration Statement and the Time of Sale Disclosure Package concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.39        The Company and each Operating Entity have at all times operated their respective businesses (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law.

2.40        As set forth in the Registration Statement and the Time of Sale Disclosure Package, neither the Company nor any Operating Entity is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any officer, consultant, director or employee.

2.41        The Company has not offered, or caused the Underwriters to offer, the Firm Shares to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Operating Entity to alter the customer’s or supplier’s level or type of business with the Company or any Operating Entity or (ii) a journalist or publication to write or publish favorable information about the Company, any Operating Entity or its products or services.

2.42        The Company is in compliance with all applicable PRC and other foreign and U.S. laws, rules, regulations, ordinances, directives, judgments, decrees and orders (including, without limitation, all securities and tax laws, rules and regulations of the PRC), except for such non-compliance as would not have a material adverse effect.  As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, neither the Company nor any Operating Entity operates within the United States or any state or territory thereof.

2.43        Each of the Company and Operating Entities, and to the knowledge of the Company, each of its affiliates and any of the respective officers, directors, supervisors, managers, agents or employees of each of the foregoing, has not violated, its participation in the offering will not violate,  each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, U.S. Currency and Foreign Transactions Reporting Act of 1970, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States and/or PRC is a member and with which designation representative of the United States and/or PRC to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The operations of the Company and the Operating Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Operating Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to cause a material adverse change.

2.44        Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.45        None of the Operating Entities is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Entity’s share capital, from repaying to the Company any loans or advances to such Operating Entity from the Company or from transferring any of such Operating Entity’s property or assets to the Company or any other Operating Entity, except as described in the Registration Statement and in or contemplated by the Time of Sale Disclosure Package; except as described in the Time of Sale Disclosure Package and the Registration Statement, any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Operating Entities may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC except as described in the Registration Statement.

2.46        Except as described in the Registration Statement and the Time of Sale Disclosure Package, each of the Company and Operating Entities has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such Operating Entity under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal stockholders as disclosed in the Registration Statement and the Time of Sale Disclosure Package, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.47        It is not necessary that this Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any court, regulatory body, administrative agency or other governmental authority in the PRC.

2.48        The entry into, and performance or enforcement of the this Agreement in accordance with its terms will not subject the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement.

2.49        Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange, and the relevant provisions thereof which purport to require foreign companies acquiring PRC companies to obtain the approval of MOFCOM prior to the acquisition by the foreign company of such PRC company in case the foreign company and the PRC company are affiliated to each other; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; and as of the date of the Prospectus and as of the date of this Agreement, the M&A Rules did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on NASDAQ, the consummation of the transactions contemplated by this Agreement, nor is the CSRC, MOFCOM or other PRC governmental approval required in connection with the above.  The Company and the Operating Entities have received all proper and necessary approvals, permits and authorizations from government bodies for its business transactions.  Nothing has come to the attention of the Company that would lead it to believe that the CSRC is taking any action to require the Company to seek its approval for the consummation of the transactions contemplated under this Agreement or that would otherwise cause a material adverse change.

2.50        Approval of the shareholders of the Company under the rules and regulations of NASDAQ or other applicable laws and regulations is not required for the Company to issue and deliver the Public Securities to the several Underwriters.

2.51        The Registration Statement and the Time of Sale Disclosure Package each fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur.  As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

2.52        None of the Company, Operating Entities or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the PRC, Nevada, New York or United States federal law; and, to the extent that the Company, any of the Operating Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Operating Entities waive and will waive such right to the extent permitted by law.

2.53        The Company and the Operating Entities carry or are entitled to the benefits of insurance with respect to their assets, properties and operations, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in China, and all such insurance is in full force and effect.

2.54        The statements in the Time of Sale Disclosure Package and the Prospectus under the captions “Business – Government Regulation,” “Certain Relationships and Related Transactions,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

2.55        The statements in the Time of Sale Disclosure Package under the caption “Description of Capital Stock” insofar as such statements purport to summarize the terms of the Securities are accurate, complete and fair.

2.56        No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.57        (i) At the time of filing the Registration Statement, and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Regulations, including (but not limited to) the Company or any of the Operating Entities in the preceding three (3) years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Regulations.

2.58        The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ending [December 31, 2011], and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

2.59        The minute books of the Company and each of the Operating Entities have been made available to the Underwriters and Pillsbury, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of the Operating Entities since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1          Amendments to Registration Statement.  The Company will deliver to the Representatives, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

3.2          Federal Securities Laws.

3.2.1.      Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.      Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.      Exchange Act Registration.  For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the Shares under the Exchange Act. The Company will not deregister the Shares under the Exchange Act without the prior written consent of the Representatives.

3.2.4.      Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus, as defined in Rule 433 of the Regulations, without the prior consent of the Representatives. The Company represents that it will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433, including timely Commission filing where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.3          Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4          Effectiveness and Events Requiring Notice to the Representatives.  The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time and will notify the Representatives immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or requests for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5          Review of Financial Statements.  For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.6          Secondary Market Trading and Standard & Poor’s.   If the Company fails to maintain the listing of the Public Securities on NASDAQ or another nationally recognized exchange, for a period of three (3) years from the effective date of the Registration Statement, the Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five (5) years immediately thereafter.

3.7          Financial Public Relations Firm.  As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representatives and the Company, which shall initially be ICR, LLC which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representatives for a period of not less than two (2) years after the Effective Date.

3.8          Reports to the Representatives.

3.8.1       Periodic Reports, etc.  For a period of three (3) years from the Effective Date, the Company will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representatives: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Operating Entities of the Company as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and Pillsbury in connection with the Representatives’ receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representatives pursuant to this Section.

3.8.2.      Transfer Sheets.  For a period of three (3) years from the Effective Date, the Company shall retain a transfer agent and registrar acceptable to the Representatives (the “Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representatives may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Continental Stock Transfer & Trust Company is acceptable to the Representatives to act as Transfer Agent for the Company’s Shares.

3.8.3.      Trading Reports.  During such time as the Public Securities are listed on NASDAQ, the Company shall provide to the Representatives, at the Company’s expense, such reports published by the [__________] relating to price trading of the Public Securities, as the Representatives shall reasonably request.

3.9          Payment of Expenses.

3.9.1.      General Expenses Related to the Offering.  Subject to Section 8.3, the Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: all filing fees and communication expenses relating to the registration of the Public Securities with the Commission and the filing of the offering materials with FINRA; all fees and expenses relating to the listing of such Shares on the New York Stock Exchange, NASDAQ Global Market or, if necessary, the NASDAQ Capital Market, or the NYSE Amex and on such stock exchanges as the Company and the Representatives together determine; all fees, expenses and disbursements relating to background checks of the Company’s officers and directors (payable concurrently with the filing of the Registration Statement); all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of Pillsbury; it being agreed that: (i) if the Offering is commenced on either the NASDAQ Global Market or the NYSE Amex exchange, the Company shall make a one time payment of $5,000 to such counsel at Closing; or (ii) if the Offering is commenced on the NASDAQ Capital Market, the Company shall issue an initial payment of $10,000 to such counsel and a payment to cover all filing fees upon the commencement of “blue sky” work by such counsel, with the balance of such counsel’s fees and expenses, not to exceed $7,500, to be due on the Closing); the costs of all mailing and printing of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any agreement among Underwriters, selected dealers’ agreement, Underwriters’ questionnaire and power of attorney) and Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; the costs and expenses of the public relations firm referred to in Section 3.7 hereof; the costs of preparing, printing and delivering certificates representing the Public Securities; fees and expenses of the Transfer Agent for the Public Securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Representatives; the costs associated with two post-Closing advertisements of the Offering (“Tombstones”) in the national editions of the Wall Street Journal and New York Times; the costs associated with I-Deal and Net Roadshow; the reasonable fees and expenses of the Company’s accountants and the reasonable fees and expenses of the Company’s legal counsel and other agents and representatives.  Upon the Representative’s request, the Company shall provide funds to pay all such fees, expenses and disbursements in advance. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

3.10        Corporate Finance Fee.  The Company further agrees that, on the Closing Date (or the Option Closing Date with respect to any Option Shares) it will pay to the Representatives, by deduction from the proceeds of the Offering, a corporate finance fee allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Shares and the Option Shares, if any.

3.11        Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.12        Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.13        Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.14        Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15        Accountants.  As of the Effective Date, the Company shall retain an independent public accountants reasonably acceptable to the Representatives, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three (3) years after the Effective Date.  The Representatives acknowledge that EFP Rotenberg is acceptable to the Representatives.

3.16        FINRA.  The Company shall advise the Representatives (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Public Securities.

3.17        No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

4.1          Regulatory Matters.

4.1.1.      Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Pillsbury.

4.1.2.      FINRA Clearance.  By the Effective Date, the Representatives shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.      NASDAQ Clearance.  On the Closing Date, the Company’s Shares, including the Firm Shares, shall have been approved for listing on NASDAQ.

4.1.4.      Free Writing Prospectuses.  The Representatives covenant with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

4.2          Company Counsel Matters.

4.2.1.      Closing Date Opinion of U.S. Counsel.  On the Closing Date, the Representatives shall have received the favorable opinion of McLaughlin & Stern LLP, United States counsel to the Company (“Company Counsel”), dated the Closing Date, addressed to the Representatives, in the form attached hereto as Exhibit B.

4.2.2.      Closing Date Opinion of PRC Counsel.  On the Closing Date, the Representatives shall have received the favorable opinion of B & D Law Firm, PRC counsel to the Company, reasonably acceptable to the Representatives,  related to, among other things, the descriptions of laws of the PRC and the organization of the Company’s PRC affiliates and ownership structure, dated the Closing Date and addressed to the Company .

4.2.3.      Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representatives shall have received the favorable opinions of each counsel listed in Sections 4.2.1 through 4.2.2, dated the Option Closing Date, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.4.      Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representatives) of other counsel reasonably acceptable to the Representatives, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Pillsbury if requested. The opinions of Company Counsel and any opinion relied upon by Company Counsel shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3          Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Representatives and in form and substance satisfactory in all respects to you and to Pillsbury from EFP Rotenberg dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4          Officers’ Certificates.

4.4.1.      Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the  Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

4.4.2.      Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation and bylaws are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5          No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6          Delivery of Agreements.

4.6.1.      Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representatives executed copies of this Agreement and the Lock-Up Agreements.

4.6.2.      Closing Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Representatives’ Warrants.

5.	Indemnification.

5.1          Indemnification of the Underwriters.

5.1.1.      General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representatives that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities and Representatives’ Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any preliminary prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2.      Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2          Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters, by the provisions of Section 5.1.2.

5.3          Contribution.

5.3.1.      Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2.      Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.	Default by an Underwriter.

6.1          Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2          Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3          Postponement of Closing Date.  In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.	Additional Covenants.

7.1          Board Composition and Board Designations.  The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2          Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3          FINRA Compliance.  The Underwriters acknowledge, understand and agree to comply with all applicable rules promulgated by FINRA and the National Association of Securities Dealers (“NASD”), including but not limited to NASD Rules 2420, 2730, 2740 and 2750, and any successor rules thereto.

7.4          D&O Insurance.  Within one (1) month of the Closing Date, the Company will maintain Directors’ and Officers’ and Errors & Omissions insurance with liability levels reasonably acceptable to the Representatives and will have the Representatives added as named insureds to these policies.

8.	Effective Date of this Agreement and Termination Thereof.

8.1          Effective Date.  This Agreement shall become effective when the Company and the Representatives have executed the same and delivered counterparts of such signatures to the other party.

8.2          Termination.  You shall have the right to terminate this Agreement at any time prior to any Closing, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

8.3          Expenses.  Except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including but not limited to the expenses in connection with the I-Deal and Net Roadshow programs, counsel fees, due diligence expenses and travel and lodging expenses in connection with road shows (excluding 1.0% Corporate Finance Fee)) up to $185,000; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

8.4          Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1          Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representatives:

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn: General Counsel
Fax No.: 646-841-1640

and

Newbridge Securities Corporation
1451 West Cypress Creek Road
Ft. Lauderdale, FL 33309
Attn: Anthony J. Sarkis

Copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N St. NW
Washington, DC 20037
Attn: Joseph R. Tiano, Esq.

If to the Company:

To the addresses set forth in the Registration Statement for the Company and its counsel.

9.2          Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3          Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4          Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5          Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore. THE COMPANY (ON BEHALF OF ITSELF AND THE OPERATING ENTITIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THEIR RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

9.7          Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8          Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Zheng Hui Industry Corporation

By:
Name:
Title:

Beijing CHENGMUJINMING Technology Service Co., LTD.

By:
Name:
Title:

Weifang Jinzheng Poultry Co., Ltd.

By:
Name:
Title:

Accepted on the date first above written.

Rodman & Renshaw, LLC

By:
Name:
Title:

Newbridge Securities Corporation

By:
Name:
Title:

Zheng Hui Underwriting Agreement

SCHEDULE 1

Underwriters

Underwriter	Number of Firm Shares to be Purchased from the Company	Over-Allotment Option Shares

Rodman & Renshaw, LLC
Newbridge Securities Corporation

TOTAL

SCHEDULE 2

Issuer General Free Writing Prospectuses

None

SCHEDULE 3

Lock-Up Parties

Junfeng Shan, Chief Executive Officer, President and Director

Xiaofang Xue, Chief Financial Officer

Lilian Jiang, Director

Yuan Gong, Director

Jing Cao, Director

Kunshan Wang, Director

Shidian Shan, Vice President

Yunqing Wu, Vice President

Yongping Shan, Deputy Manager

Zheng Hui Holding Limited

Sino Joint Holding Limited

King Rock Group Limited

Sino Spring Capital Holding Ltd.

Blue Net Group Limited

EXHIBIT A

Lock-Up Agreement

___________ __, 20__

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC and Newbridge Securities Corporation (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Zheng Hui Industry Corporation, a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Representatives of [_____] shares of common stock (“Firm Shares”), par value $_____ per share, of the Company..  For purposes of this letter agreement, “Shares” shall mean shares of the Company’s common stock.

To induce the Representatives to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending on [ENTER DATE THAT IS 12 MONTHS [or 6 MONTHS] AFTER COMMENCEMENT] after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Representatives in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value.

In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Representatives, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representatives waive such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Representatives are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

Very truly yours,
(Name):
(Address)

EXHIBIT B

Form of Legal Opinion

1.
The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation or organization.  The Company has all power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus.

2.
The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where any failure so to register or qualify does not have, singularly or in the aggregate, a material adverse effect.

3.
The Company has obtained all government permits necessary to conduct its business as presently conducted and in the manner and on the terms described in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus, except where any failures to possess the same, singularly or in the aggregate, would not have a material adverse effect.

4.
The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus; and the capital stock of the Company conforms to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of any preemptive or other similar rights arising under applicable law, the charter or by-laws of the Company or any agreement or instrument that is material to the Company; the holders of such securities are not subject to personal liability by reason of being such holders.  The offers and sales of the outstanding securities were at all relevant times either registered under the Securities Act or exempt from such registration requirements.

5.
To the best of such counsel’s knowledge, all the issued shares of capital stock (or analogous ownership interests, as applicable) of Beijing CHENGMUJINMING Technology Service Co., LTD. (“Beijing CMJM”) have been duly and validly authorized and issued, are fully paid and non-assessable and are wholly-owned by the Company directly and free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party; and none of the outstanding shares of capital stock (or analogous ownership interests, as applicable) of each of Beijing CMJM and WeiFang JinZheng Poultry Co., Ltd. was issued in violation of the preemptive or similar rights to subscribe for shares (or analogous ownership interests, as applicable) of such entity.

6.
The Shares and the Representatives’ Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable and free and clear of any preemptive or other similar rights arising under applicable law, the charter or by-laws of the Company or any agreement or instrument that is material to the Company; the holders thereof are not and will not be subject to personal liability by reason of being such holders.  The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, all applicable requirements of the charter and by-laws of the Company and all applicable requirements of the Nasdaq Capital Market.  When issued, the Representatives’ Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, and such Representatives’ Warrants, when issued, in each case, will be enforceable against the Company in accordance with their terms. The shares of Common Stock underlying the Representatives’ Warrants will, when issued, upon their respective exercise and payment of the exercise price thereof, assuming compliance with all of the other terms and conditions to their exercise, be duly and validly issued, fully paid and non-assessable.  The Company has reserved for issuance, the shares of Common Stock underlying the Representatives’ Warrants.

7.
There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares or Representatives’ Securities pursuant to the Company’s charter or by-laws or any agreement or other instrument known to your firm.

8.
The Company has the requisite corporate power and authority to execute and deliver the Underwriting Agreement and the Representatives’ Warrants, and to perform its obligations thereunder, and all corporate action required to be taken for the authorization, execution and delivery of the Underwriting Agreement and the Representatives’ Warrants has been duly and validly taken.

9.	The Underwriting Agreement and the Representatives’ Warrants have each been duly and validly authorized, executed and delivered by the Company.

10.
The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which any of the Company Parties is bound or to which any of the properties or assets of any of the Company Parties is subject, (b) result in any violation of the provisions of the organizational documents of the Company, or (c) violate any statute, rule or regulation or any judgment, order or decree applicable to the Company or any Operating Entity of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any Operating Entity or any of their properties or assets.

11.
The Company is not (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default and, no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, statute, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental or non-governmental authorization or permit necessary for the ownership of its property or to the conduct of its business as described in the Registration Statement, Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus.

12.
Other than as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, there is no action, suit or other proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or overtly threatened to which the Company or any Operating Entity is a party or of which any property or asset of the Company or any Operating Entity is the subject which, singularly or in the aggregate, if determined adversely to the Company or any Operating Entity, might have a material adverse effect or would prevent or adversely affect the ability of the Company to perform its obligations under the Underwriting Agreement.  To your firm’s knowledge, there is no contract or other document of a character required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

13.
The Registration Statement and any amendments thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of their respective effective dates and as of the date of the Underwriting Agreement complied as to form in all material respects with the requirements of the Securities Act and the Regulations; each prospectus included in the Registration Statement (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the Time of Sale, complied as to form in all material respects with the requirements of the Securities Act; the Prospectus, and any amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the respective date thereof, complied as to form in all material respects with the requirements of the Securities Act and the Regulations.

14.
The Registration Statement has been declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein and became effective immediately upon such filing, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) and in compliance with Rules 430A and 430B of the Regulations on the date specified in such opinion and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

15.
No consent, approval, authorization, registration or qualification is required under the Exchange Act and applicable state securities law in connection with the purchase and distribution of the Public Securities by the Underwriters.  No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the execution, delivery and performance by the Company of the Underwriting Agreement or consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus.

16.
The statements under the captions “Description of Securities,” “United States Taxation Federal Income Tax Consideration,” “Risk Factors,”  “Shares Eligible for Future Sale” and Item 14 of Part II of the Registration Statement and the Prospectus, as applicable, and any similar section or information contained in any Issuer Free Writing Prospectus and the Time of Sale Disclosure Package, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

17.
The description in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus of statutes, legal or governmental proceedings and contracts and other documents are fairly summarized in all material respects and, to the best of such counsel’s knowledge, there are no pending legal or governmental proceedings or contracts or other documents to which any of the Company Parties is a party or to which the property of the Company or any Operating Entity is subject that are required to be described in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or a document incorporated by reference therein or to be filed as exhibits to the Registration Statement.

18.	The Public Securities have been approved for listing on the Nasdaq Capital Market upon official notice of issuance.

19.
Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement pursuant to the organizational documents of the Company or pursuant to any agreement or instrument of any of the Company or any Operating Entity described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or filed as an exhibit to the Registration Statement that has been filed with the Commission .

20.
The Company is not, and after giving effect to the offering and sale of the Public Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” within the meaning of such term as defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

21.	Any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made within the time period required by Rule 433(d) under the Securities Act.

Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, (y) based on such counsel’s examination of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, and such counsel’s investigations made in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, and “conferences with certain officers and employees of and with auditors for and counsel to the Company” at which conferences the contents of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus were discussed and, although such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing,  such counsel has no reason to believe that (I) the Registration Statement or any amendment thereto, as of their respective effective dates contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (II) the Prospectus or any amendment or supplement thereto, at the respective dates thereof or at such Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (III) the documents included in the Time of Sale Disclosure Package, all considered together, and any Issuer Free Writing Prospectus, as of the Applicable Time and as of the Closing Date contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus.  The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses 16 and 17 above.

ANNEX 1

Operating Entities

Beijing CHENGMUJINMING Technology Service Co., LTD.

WeiFang JinZheng Poultry Co., Ltd.